EXECUTION VERSION
Exhibits B and C to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

OPORTUN CCW TRUST
MASTER AMENDMENT TO TRANSACTION DOCUMENTS
This MASTER AMENDMENT TO TRANSACTION DOCUMENTS, dated as of March 8, 2023 (this “Amendment”), is entered into among:
(i)OPORTUN CCW TRUST, as issuer (the “Issuer”);
(ii)OPORTUN CCW DEPOSITOR, LLC, as depositor (the “Depositor”);
(iii)OPORTUN, INC., as seller (in such capacity, the “Seller”), as servicer (in such capacity, the “Servicer” and, together with the Issuer, the Depositor and the Seller, the “Oportun Entities”);
(iv)WILMINGTON TRUST, NATIONAL ASSOCIATION (“WTNA”), as indenture trustee (in such capacity, the “Indenture Trustee”), as securities intermediary (in such capacity, the “Securities Intermediary”), and as depositary bank (in such capacity, the “Depositary Bank”); and
(v)WEBBANK, as Holder of 100% of the outstanding Notes (the “Note Purchaser”).
RECITALS
WHEREAS, the Issuer, the Indenture Trustee, the Securities Intermediary and the Depositary Bank have previously entered into that certain Indenture, dated as of December 20, 2021 (as amended, modified or supplemented prior to the date hereof, the “Indenture”);
WHEREAS, the Issuer, the Depositor, the Seller, the Servicer and the Note Purchaser have previously entered into that certain Note Purchase Agreement, dated as of December 20, 2021 (as amended, modified or supplemented prior to the date hereof, the “Note Purchase Agreement”);
WHEREAS, the Issuer and the Servicer have previously entered into that certain Servicing Agreement, dated as of December 20, 2021 (as amended, modified or supplemented prior to the date hereof, the “Servicing Agreement”);
WHEREAS, the parties hereto desire to amend the Indenture, the Note Purchase Agreement and the Servicing Agreement, in each case to the extent such party is party thereto, as provided herein; and
WHEREAS, as evidenced by their signature hereto, the Required Noteholders have consented to the amendments provided for herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:
ARTICLE I

DEFINITIONS

SECTION1.01 Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings assigned to them in, or by reference in, the Indenture.
ARTICLE II

AMENDMENTS TO THE TRANSACTION DOCUMENTS
SECTION 2.01. Amendments to the Indenture. In accordance with Section 13.2 of the Indenture, the Issuer, the Indenture Trustee, the Securities Intermediary and the Depositary Bank agree that the Indenture is hereby amended to incorporate the changes reflected on the marked pages of the Indenture attached hereto as Exhibit A.
SECTION 2.02. Amendments to the Note Purchase Agreement. In accordance with Section 10.1 of the Note Purchase Agreement, the Issuer, the Depositor, the Seller, the Servicer and the Note Purchaser agree that the Note Purchase Agreement is hereby amended to incorporate the changes reflected on the marked pages of the Purchase Agreement attached hereto as Exhibit B.
SECTION 2.03. Amendments to the Servicing Agreement. In accordance with Section 8.6 of the Servicing Agreement, the Issuer and the Servicer agree that the Servicing Agreement is hereby amended to incorporate the changes reflected on the marked pages of the Servicing Agreement attached hereto as Exhibit C.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
SECTION 3.01. Representations and Warranties. Each Oportun Entity hereby represents and warrants to the other parties hereto that:
(a)Representations and Warranties. Both before and immediately after giving effect to this Amendment, the representations and warranties made by such Oportun Entity in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)No Defaults. No Rapid Amortization Event, Event of Default, Servicer Default or Default has occurred and is continuing or shall result from the execution and delivery of this Amendment.
ARTICLE IV

MISCELLANEOUS
SECTION 4.01. Ratification of Transaction Documents. As amended by this Amendment, each Transaction Documented amended hereby is in all respects ratified and confirmed, and each such Transaction Document, as amended by this Amendment, shall be read, taken and construed together with this Amendment as one and the same instrument.
SECTION 4.02. Counterparts. This Amendment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Each of the parties hereto agrees that the transaction consisting of this Amendment may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if
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such party signs this Amendment using an electronic signature, it is signing, adopting, and accepting this Amendment and that signing this Amendment using an electronic signature is the legal equivalent of having placed its handwritten signature on this Amendment on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Amendment in a usable format.
SECTION 4.03. Recitals. The recitals contained in this Amendment shall be taken as the statements of the Oportun Entities, and no other party assumes any responsibility for their correctness.
SECTION 4.04. Rights of the Indenture Trustee, the Securities Intermediary and the Depositary Bank. The rights, privileges and immunities afforded to the Indenture Trustee, the Securities Intermediary and the Depositary Bank under the Indenture shall apply hereunder as if fully set forth herein.
SECTION 4.05. GOVERNING LAW; JURISDICTION.
(a)AS IT RELATES TO EACH TRANSACTION DOCUMENT, THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
(b)EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
SECTION 4.06. Effectiveness. This Amendment shall become effective as of the date hereof upon:
(a)receipt by the Indenture Trustee of an Administrator Order directing it to execute and deliver this Amendment;
(b)receipt by the Indenture Trustee of an Opinion of Counsel and an Officer’s Certificate of the Administrator stating that the execution of this Amendment is authorized and permitted by the Indenture and all conditions precedent to the execution of this Amendment under the Indenture have been satisfied;
(c)receipt by the parties hereto of counterparts of this Amendment, duly executed by each of the parties hereto and consented to by the Required Noteholders;
(d)receipt by the Indenture Trustee of such other instruments, documents, agreements and opinions reasonably requested by the Indenture Trustee prior to the date hereof; and
(e)receipt by the Note Purchaser of a certificate of each of the Seller, the Depositor and the Issuer addressing certain matters reasonably requested by the Note Purchaser prior to the date hereof.
SECTION 4.07. Limitation of Liability.
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(a)It is expressly understood and agreed by the parties hereto that (i) this Amendment is executed and delivered by Wilmington Savings Fund Society, FSB (“WSFS”), not individually or personally but solely as owner trustee of the Issuer (the “Owner Trustee”), in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by WSFS but made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenants, either expressed or implied, contained herein, all personal liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) WSFS has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Amendment and (v) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related document.

(Signature page follows)
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.
OPORTUN CCW TRUST,
as Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity, but solely as Owner Trustee of the Issuer

By: /s/ James Smith
    Name: James Smith
    Title: Assistant Vice President
        Master Amendment to Transaction Documents

OPORTUN CCW DEPOSITOR, LLC,
as Depositor

By: /s/ Kathleen Layton
    Name: Kathleen Layton
    Title: Secretary

OPORTUN, INC.,
as Seller and Servicer

By: /s/ Jonathan Coblentz
    Name: Jonathan Coblentz
    Title: Chief Financial Officer

        Master Amendment to Transaction Documents

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By: /s/ Drew H. Davis
    Name: Drew H. Davis
    Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Securities Intermediary

By: /s/ Drew H. Davis
    Name: Drew H. Davis
    Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Depositary Bank

By: /s/ Drew H. Davis
    Name: Drew H. Davis
    Title: Vice President

        Master Amendment to Transaction Documents

WEBBANK,
as Holder of 100% of the outstanding Notes

By: /s/ Jason Lloyd
    Name: Jason Lloyd
    Title: President & CEO

        Master Amendment to Transaction Documents

EXHIBIT A

Amendments to the Indenture

(Attached)

        Master Amendment to Transaction Documents

CONFORMED COPY
As amended by the Master Amendment to
Transaction Documents, dated as of March 8, 2023

OPORTUN CCW TRUST,
as Issuer
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Indenture Trustee, as Securities Intermediary and as Depositary Bank

INDENTURE
Dated as of December 20, 2021

Variable Funding Asset Backed Notes

        Master Amendment to Transaction Documents

(b)the failure of Oportun Financial Corporation to, directly or indirectly through its Subsidiaries, own 100% of the equity interest of the Seller free and clear of any Lien (other than a Parent Term Loan Lien); or
(c)the failure of the Seller to, directly or indirectly through its Subsidiaries, own 100% of the equity interest of the Depositor and the Issuer, in each case free and clear of any Lien (other than a Parent Term Loan Lien).
“Class A Additional Interest” has the meaning specified in Section 5.12(a). “Class A Deficiency Amount” has the meaning specified in Section 5.12(a).
“Class A Initial Principal Amount” means the aggregate initial principal amount of the Class A Notes on the Closing Date, which was $41,000,000.00.
“Class A Maximum Principal Amount” means $~~150,000,000~~120,000,000. “Class A Monthly Interest” has the meaning specified in Section 5.12(a).
“Class A Note Principal” means, on any date of determination and with respect to any Class A Note, the outstanding principal amount of such Class A Note.
“Class A Note Rate” means, with respect to any day, a variable rate per annum equal to the sum of (i) the Benchmark on such day (or if the Alternative Rate applies on such day pursuant to Section 5.17, the Alternative Rate), plus (ii) (x) during the Revolving Period, the Applicable Margin and (y) otherwise, the Default Margin.
“Class A Noteholder” means a Holder of a Class A Note.
“Class A Notes” has the meaning specified in paragraph (a) of the Designation.
“Closing Date” means December 20, 2021.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and Treasury Regulations promulgated thereunder.
“Collateral Trustee” means initially Wilmington Trust, National Association, acting in the capacity of collateral trustee under the Collateral Trustee Appointment, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor collateral trustee.
“Collateral Trustee Appointment” means the Collateral Trustee Appointment, dated as of June 21, 2022, among the Indenture Trustee, the Servicer, PF Servicing, LLC, Oportun Financial Corporation and the Collateral Trustee.
“Collection Account” has the meaning specified in Section 5.3(a).
        Master Amendment to Transaction Documents

“Collections” means, for any Transferred Receivable for any period (if applicable), (a) the sum of all amounts (including insurance proceeds), whether in the form of cash, checks,
“Initial Cut-Off Date” has the meaning set forth in the Transfer Agreement.
“Initial Originator” means WebBank, a Utah state-chartered bank.
“Insolvency Event” shall be deemed to have occurred with respect to a Person if:
(a)a Proceeding shall be commenced, without the application or consent of such Person, before any Governmental Authority, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or adjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and in the case of any Person, such Proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy Laws or other similar Laws now or hereafter in effect; or
(b)such Person shall (i) consent to the institution of any Proceeding or petition described in clause (a) of this definition, or (ii) commence a voluntary Proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar Law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.
“Interest Period” means, with respect to any Payment Date, the prior Monthly Period.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Earnings” means all interest and earnings (net of losses and investment expenses) accrued on funds on deposit in the Trust Accounts.
“Issuer” has the meaning specified in the preamble of this Indenture. “Issuer Distributions” has the meaning specified in Section 5.4(c).
“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.
~~“Legacy Additional Interest” has the meaning specified in the Fee Letter, as notified by~~
~~the    Issuer to the Servicer in writing.~~
        Master Amendment to Transaction Documents

~~“Legacy Expiration Date” means February 5, 2023.~~
“Legal Final Payment Date” means the Payment Date immediately following the 365th day after the commencement of the Amortization Period.
“Leverage Ratio” means, on any date of determination, the ratio of (i) Liabilities to (ii) Tangible Net Worth.
“Leverage Ratio Covenant” means that the Parent will have a maximum Leverage Ratio equal to the lesser of (i) 11.5:1 and (ii) the maximum leverage ratio or similar covenant for the Parent set forth in any Oportun Comparable Facility.
“Liabilities” means, on any date of determination, the total liabilities which would appear on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
“LIBOR” has the meaning assigned to such term in Section 5.12(b).
“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable Law of any jurisdiction).
“Liquidity Covenant” means that the Seller will have a minimum liquidity equal to the greater of (i) $10,000,000, equal to unrestricted cash or Cash Equivalents, and (ii) the minimum liquidity or similar covenant for the Seller set forth in any Oportun Comparable Facility.
“London Banking Day” means, for the purpose of determining One-Month LIBOR, any day that banking institutions in London, England are open for business other than a Saturday, Sunday or other day on which banking institutions in London, England trading in Dollar deposits in the London interbank market are authorized or obligated by law or executive order to be closed.
“Material Adverse Effect” means any event or condition which would have a material adverse effect on (i) the collectability of any material portion of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Issuer, the Depositor, the Servicer or the Seller, (iii) the ability of the Issuer, the Depositor or the Seller to perform its respective obligations under the Transaction Documents or the ability of the Servicer to perform its obligations under the Servicer Transaction Documents or (iv) the interests of the Indenture Trustee or any Secured Party in the Trust Estate or under the Transaction Documents.
“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of a calendar month; provided, however, that the first Monthly
        Master Amendment to Transaction Documents

“Required Monthly Payments” has the meaning specified in Section 5.4(c).
“Required Noteholders” means each of (a) WebBank (but only if WebBank or an affiliate thereof is then holding any Notes) and (b) the holders of the Class A Notes representing (i) in excess of 50% of the aggregate principal balance of the Class A Notes outstanding or (ii) if no amount is then outstanding under the Class A Notes, Committed Purchase Amounts in excess of 50% of the Aggregate Committed Purchase Amount (or, if the Class A Notes have been paid in full, the Required Certificateholders).
“Requirements of Law” means, as to any Person, the organizational documents of such Person and any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reserve Account” has the meaning specified in Section 5.3(b).
“Reserve Account Requirement” means, for any Monthly Period, (a) initially, and for so long as the Three-Month Average Default Percentage for such Monthly Period is less than 18.0%, zero, (b) commencing with the third Monthly Period, (i) if the Three-Month Average Default Percentage for such Monthly Period is equal to or greater than 18.0% but less than 19.0%, an amount equal to 1.0% of the Aggregate Eligible Receivables Balance, and (ii) if the Three-Month Average Default Percentage for such Monthly Period is equal to or greater than 19.0%, an amount equal to 2.0% of the Aggregate Eligible Receivables Balance.
“Responsible Officer” means (i) with respect to any Person, the member, the Chairman, the President, the Controller, any Vice President, the Secretary, the Treasurer, or any other officer of such Person or of a direct or indirect managing member of such Person, who customarily performs functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) with respect to the Indenture Trustee, in any of its capacities hereunder, a Trust Officer.
“Revolving Period” means the period from and including the Closing Date to, but not including, the earlier of (i) the Scheduled Amortization Period Commencement Date and (ii) the Rapid Amortization Date.
“Rule 144A” has the meaning specified in Section 2.9(a).
“Scheduled Amortization Period Commencement Date” means December 1, ~~2023~~2024 (as such date may be extended pursuant to Section 2.4 of the Note Purchase Agreement).
“Secured Obligations” means (i) all principal and interest, at any time and from time to time, owing by the Issuer on the Notes (including any Note held by the Seller, the Depositor, the Servicer, the Parent or any Affiliate of any of the foregoing), and (ii) all costs, fees, expenses, indemnity and other amounts owing or payable by, or obligations of, the Issuer to any Secured Party under the Indenture or the other Transaction Documents.
“Secured Parties” has the meaning specified in the Granting Clause of this Indenture.
        Master Amendment to Transaction Documents

(a)    An amount equal to the Distributable Funds for such Payment Date shall be distributed by the Indenture Trustee on such Payment Date in the following priority to the extent of funds available therefor:
(i)first, to the Indenture Trustee, the Securities Intermediary, the Depositary Bank, the Certificate Registrar, the Collateral Trustee, the Owner Trustee, the Depositor Receivables Trustee, the Back-Up Servicer and any successor Servicer (distributed on a pari passu and pro rata basis), an amount equal to the accrued and unpaid Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses for such Payment Date (plus the Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses due but not paid on any prior Payment Date);
(ii)second, if Oportun, Inc. is the Servicer, to the Servicer an amount equal to the accrued and unpaid Servicing Fee for such Payment Date (plus any Servicing Fee due but not paid on any prior Payment Date);
(iii)third, (A) to the Class A Noteholders, an amount equal to the sum of (I) the Class A Monthly Interest for such Payment Date, plus (II) the amount of any Class A Deficiency Amount for such Payment Date, plus (III) the amount of any Class A Additional Interest for such Payment Date, and (B) to the Class A Noteholders, an amount equal to the aggregate accrued and unpaid Unused Fees for the prior Monthly Period ~~and (C) to the Class A Noteholders, an amount equal to the aggregate accrued~~
~~and     unpaid Legacy Additional Interest for the prior Monthly Period~~;
(iv)fourth, to the Class A Noteholders, an amount equal to the Borrowing Base Shortfall, if any;
(v)fifth, to the Class A Noteholders, any other amounts payable thereto (excluding the Aggregate Class A Note Principal but including any unreimbursed fees, expenses and indemnity amounts) pursuant to the Transaction Documents;
(vi)sixth, during the Amortization Period and at any time on or after the Legal Final Payment Date, to the Class A Noteholders, all remaining amounts until the Class A Notes have been paid in full;
(vii)seventh, to the Indenture Trustee, the Securities Intermediary, the Depositary Bank, the Certificate Registrar, the Collateral Trustee, the Owner Trustee, the Depositor Receivables Trustee, the Back-Up Servicer and any successor Servicer (distributed on a pari passu and pro rata basis), an amount equal to any unreimbursed fees, expenses and indemnity amounts of the Indenture Trustee, the Securities Intermediary, the Depositary Bank, the Certificate Registrar, the Collateral Trustee, the Owner Trustee, the Depositor Receivables Trustee, the Back-Up Servicer and any successor Servicer;
(viii)eighth, so long as no Rapid Amortization Event or Event of Default has occurred and is continuing, an amount equal to the lesser of (A) the remaining Distributable Funds and (B) the amount, if any, necessary to increase the amounts